Exhibit 23(a)(7)
CERTIFICATE OF AMENDMENT
OF
AMENDED AND RESTATED
AGREEMENT AND DECLARATION OF TRUST
OF
NATIONWIDE VARIABLE INSURANCE TRUST
(formerly known as
“Gartmore Variable Insurance Trust")
     The undersigned Secretary of Nationwide Variable Insurance Trust, a Delaware statutory trust (the “Trust”), does hereby certify that:
     1. Pursuant to the authority granted in Article IX, Section 1(b) of the Amended and Restated Agreement and Declaration of Trust of the Trust dated October 28, 2004 (the “Declaration of Trust”), the Board of Trustees of the Trust (the “Board”) is authorized to amend the Declaration of the Trust by resolutions duly adopted at a Board meeting by at least a majority of the Trustees on the Board.
     2. A majority of the Trustees on the Board adopted the following resolutions approving: i) a name change for the Trust, and ii) corresponding amendments to Trust documents, at a meeting of the Board duly held on January 11, 2007:
RESOLVED, that, effective on or around May 1, 2007, the name of Trust, each Fund, and each affiliated Service Provider that currently utilizes the Gartmore name, be changed from “Gartmore” to “Nationwide,” as specifically set forth in the memorandum included as Exhibit A hereto; and it is
RESOLVED FURTHER, that each of the following agreements and plans of the Trust be, and each agreement and plan hereby is, amended, as appropriate and as applicable, to change the name of the Funds, the Trust, and the affiliated Trust Service Providers that utilize the Gartmore name, to “Nationwide,” as specifically set forth in the memorandum included as Exhibit A hereto, effective on or around May 1, 2007:
Investment Advisory Agreements;
Underwriting Agreements;
Distribution Plan and related agreements;
Fund Administration Agreement;
Transfer and Dividend Disbursing Agent Agreement;
Administrative Services Plan and servicing agreements;
Global Custody Agreements;
Rule 18f-3 Multiple-Class Plans; and it is

RESOLVED FURTHER, that the Declaration of Trust be amended to change the[n] name of the Trust to “Nationwide Variable Insurance Trust;” and it is
RESOLVED FURTHER, that the actions taken by the appropriate officers of the Trust on behalf of the Trusts to prepare, execute, and file, or cause to be prepared and filed, with the Securities and Exchange Commission, post-effective amendments to each Trust’s Registration Statement on Form N-1A for the purpose of changing the name of the Funds, the Trust, and the affiliated Trust Service Providers utilizing the Gartmore name, as contemplated by the foregoing resolutions, be, and these actions hereby are, ratified, adopted, and approved; and it is
RESOLVED FURTHER, that the officers of the Trusts be, and each said officer hereby is, authorized to take any further actions, including the filing of any additional post-effective amendment to the Trust’s registration statement, necessary to carry out the foregoing resolutions; and it is
RESOLVED FURTHER, that the officers of the Trust be, and each said officer hereby is, authorized and directed to execute and deliver said amendments to the aforementioned agreements and plans, and to take any action in connection therewith to carry out the intent and purpose of the foregoing resolutions; and it is
RESOLVED FURTHER, that the Chairman and officers of the Trust be, and these persons hereby are, authorized and directed to do or cause to be done all such other acts and things and to make, execute, and deliver any and all papers and documents in the name and on behalf of the Trust, and each of the Funds, under the Trust’s seal or otherwise, as these persons, or any of these persons, may deem necessary or desirable to implement each of the foregoing resolutions, including filing any necessary instruments with the Secretary of State of the State of Delaware and the incorporation of any changes to the Amended Declaration of Trust that said officer(s) may approve, upon advice of counsel.
     3. Pursuant to the above resolutions, the Declaration of Trust is amended by deleting the name GARTMORE VARIABLE INSURANCE TRUST from the heading of the Declaration of Trust, and every other place where such name appears, and replacing such name with NATIONWIDE VARIABLE INSURANCE TRUST, effective as of May 1, 2007.
     IN WITNESS WHEREOF, the undersigned Secretary of the Trust certifies as to the above as of the 1st day of May, 2007.

Eric E. Miller
Secretary